                      State of Delaware

              Office of the Secretary of State


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STTATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "XCL LTD.", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 1997, AT 12 O'CLOCK P.M.

A  CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED  TO
THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[GREAT SEAL OF THE STATE OF DELAWARE]





                                   /s/ Edward J. Freel
                             -----------------------------------
                             Edward J. Freel, Secretary of State

          [SEAL OF SECRETARY OF STATE]

2147839  8100                       AUTHENTICATION:  8749044
971381726                           DATE:           11-10-97

                  CERTIFICATE OF AMENDMENT
                           OF THE
                 CERTIFICATE OF DESIGNATION
                             OF
                          XCL LTD.

  (Pursuant to Section 242 of the General Corporation Law)
        ____________________________________________


THE UNDERSIGNED, Marsden W. Miller, Jr. and Lisha C. Falk, being the duly elected Chairman of the Board and Chief Executive Officer, and Secretary, respectively, of XCL Ltd., a Delaware corporation (the "Company"), for the purposes of amending the Certificate of Designation of the Company's Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), as originally filed on July 6, 1990 with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware ("DGCL"), as amended on December 22, 1992, October 31, 1995, and April 12, 1996 (the "Certificate of Designation"), pursuant to Section 242 of the DGCL, DO HEREBY CERTIFY THAT:

      FIRST: On June 5, 1997, the Board of Directors of said Company duly adopted resolutions proposing the amendment of the terms of the Series A Preferred Stock to recapitalize and convert such Stock into shares of the Company's authorized shares of Amended Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share ("Amended Series A Preferred Stock"), the terms of which are set forth in that certain Certificate of Designation of the Amended Series A Preferred Stock, filed on May 19, 1997 with the Secretary of State of the State of Delaware pursuant to
Section 151 of the DGCL ("Amended Series A Certificate of Designation"), declaring such amendment and the corresponding recapitalization and conversion to be in the best interests of the Company and its shareholders and authorizing the solicitation of written consents to such amendment, recapitalization and conversion (collectively, the "Amendment") from the holders of the Series A Preferred Stock. The proposed Amendment as summarized in said resolutions and submitted in summary form to such stockholders for approval is as follows:

          1.       Paragraph  1  of  the  Certification   of
     Designation is hereby redesignated as Section 1 and amended to read in its entirety as follows:

           "The shares of this series of Preferred Stock shall be redesignated as "Amended Series A, Cumulative Convertible Preferred Stock, par value of $1.00 per share" ("Convertible Preferred Stock" or "Amended Series A Preferred Stock"). The existing 850,000 authorized shares of Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share, are hereby converted into 650,000 shares of Amended Series A Preferred Stock which shares shall be added to the existing 1,370,000 previously authorized shares of Amended Series A, Cumulative Preferred Stock, par value $1.00 per share, increasing the total number of authorized shares of such Preferred Stock to 2,020,000 shares. Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than the number of shares then outstanding. The liquidation value of the Convertible Preferred Stock shall be $85.00 per share."

          2. The remaining terms and provisions of the Series A Preferred Stock and the corresponding provisions of the Certificate of Designation are hereby amended to read in their entirety as set forth in Exhibit "A" attached hereto and the Amended Series A Certificate of Designation.

          3. The 641,359 issued and outstanding shares of Series A Preferred Stock are hereby recapitalized and converted into an aggregate of 611,555 shares of Amended Series A Preferred Stock on the basis of
     0.95353 share of Amended Series A Preferred Stock for each issued and outstanding share of Series A Preferred Stock.

      SECOND: In lieu of a meeting and vote of the holders of the Series A Preferred Stock, the holders of record on the record date, October 10, 1997, of an aggregate of 569,838 shares of the Series A Preferred Stock, and exceeding the two-thirds vote required to approve the Amendment, representing approximately 88.85% of the issued and outstanding shares of Series A Preferred Stock, gave their written consent to said Amendment in accordance with the provisions of Section 228 of the DGCL and the provisions of Paragraph 9(iii) of the Certificate of Designation, which written consents have been filed with the Company as required under said Section 228.

      THIRD:      Written  notice of the  approval  of   the
Amendment  has  been  given  to  holders  of  the  Series  A
Preferred Stock who have not so consented in writing.

      FOURTH: Upon filing this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware, the authorized but unissued shares of Series A Preferred Stock authorized pursuant to the Certificate of Designation and all amendments thereto shall be canceled and returned to the status of undesignated authorized but unissued shares of Preferred Stock.

       FIFTH:      The  foregoing  Amendment  shall   become
effective immediately on the date of the filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate of Amendment to be signed and attested by its officers thereunto duly authorized and its corporate seal affixed this 10th day of November, 1997.


                                    /s/ Marsden W. Miller, Jr.
                                   __________________________________
                                   Marsden W. Miller, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer
ATTEST:

/s/ Lisha C. Falk
_____________________
Lisha C. Falk
Secretary

STATE OF LOUISIANA

PARISH OF LAFAYETTE


      BE IT REMEMBERED that on this 10th day of November 1997, personally came before me, a Notary Public for the State of Louisiana, Parish of Lafayette, Marsden W. Miller, Jr., who acknowledged himself to be the Chairman of the Board and Chief Executive Officer of XCL Ltd., a Delaware corporation, and that he, as such Chairman of the Board and Chief Executive Officer, being authorized so to do, executed the foregoing Amendment to the Certificate of Incorporation, and acknowledged the same to be his act and deed and the act and deed of the corporation, and that the facts therein stated are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                   /s/ Benjamin B. Blanchet
                                   ________________________
                                   Notary Public

                                   My Commission Expires:

                                    With Life
                                   _________________________

                                                   EXHIBIT A

                          XCL LTD.

   DESIGNATION OF AMENDED SERIES A, CUMULATIVE CONVERTIBLE
                       PREFERRED STOCK

     The Corporation shall have the authority to issue up to 2,020,000 shares of Preferred Stock, which shall be designated Amended Series A, Cumulative Convertible Preferred Stock (the "Amended Series A Preferred Stock"), each share of Amended Series A Preferred Stock being identical with each other share of Amended Series A Preferred Stock and all shares of Amended Series A Preferred Stock having the following characteristics, rights and preferences:

     Section 2.     Dividends.

      (a) Amount. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate of $8.075 per share per annum, and no more, payable semi-annually, on May 1, and November 1 in each year, commencing November 1, 1997, except that if such date is not a business day then such dividend shall be payable on the next succeeding business day (the "Dividend Payment Date" or "Dividend Payment Dates") (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are authorized or required by law to close in New York City or in the City of Lafayette, Louisiana). Such dividends shall be cumulative (whether or not declared) and shall accrue, without interest, from the first day in which such dividend may be payable as provided herein, except that with respect to the first semi-annual dividend, such dividend shall accrue from the date of issuance of such shares of Convertible Preferred Stock (the "Issue Date"). Dividends shall be payable to holders of record as they appear on the share transfer records of the Corporation on such record dates as may be fixed by the Board of Directors, not more than sixty (60) days nor less than ten (10) days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than sixty (60) days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable on shares of Convertible Preferred Stock for each full semi-annual dividend period (the "Semi-Annual Dividend"), shall be computed by dividing by two the annual rate per share set forth in this subsection (a). During the period commencing on the Issue Date to and including the Dividend Payment Date on November 1, 2000, dividends shall be paid in additional fully paid and nonassessable shares of Convertible Preferred Stock (the "Preferred Dividend Stock"), and, thereafter, dividends shall be paid in cash, or, at the sole election of the Corporation, in shares of Preferred Dividend Stock. The amount of Preferred Dividend Stock payable on the Convertible Preferred Stock for each semi-annual dividend period shall be computed by dividing the amount of the full Semi-Annual Dividend by eighty-five (85). No fractional shares of Preferred Dividend Stock shall be issued by the Corporation. Instead of any fractional share of Preferred Dividend Stock that would otherwise be issuable to a holder by way of a dividend on the Convertible Preferred Stock, the Corporation shall either (i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of $85.00 computed to the nearest whole cent or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Corporation shall elect so to aggregate and sell such fractional shares, it shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares. The amount of Preferred Dividend Stock issuable to a holder by way of a dividend shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock registered in such holder's name on the record date fixed for the payment of such dividend. Dividends payable on the Convertible Preferred Stock for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months.

      (b) Priority. If dividends upon any shares of Convertible Preferred Stock, or any other outstanding class or series of Stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends, are in arrears, all dividends or other distributions declared upon each class or series of such Stock (other than dividends paid in Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on the Convertible Preferred Stock and such class or series bear to each other the same ratio that the accrued and unpaid dividends per share on the shares of the Convertible Preferred Stock and such class or series bear to each other. Except as set forth above, if dividends upon any shares of Convertible Preferred Stock are in arrears: (i) no dividends (in cash, Stock or other property) may be paid, declared or set aside for payment or any other distribution made on any Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends (other than dividends or distributions in Stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and upon liquidation, dissolution or winding up; and (ii) no Stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired by the Corporation, except by conversion of such Stock into, or exchange of such Stock for, Stock of the Corporation ranking junior to the
Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

     (c) No Interest. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are accrued but unpaid. Dividends paid on shares of Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3.     Conversion Privilege.

      (a) Right of Conversion. At any time on or after May 20, 1998 (the "Conversion Date"), each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock ("Conversion Stock"), at a conversion rate per full share of Convertible Preferred Stock determined by dividing $85.00 by the conversion price per share of Common Stock in effect on the date such share is surrendered for conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this
Section  3,  except  that if shares  have  been  called  for redemption, the conversion right will terminate as to the shares called for redemption at 5:00 p.m. New York City time, on the business day prior to the date fixed for such redemption. For purposes of this resolution, the "conversion price" per share of Convertible Preferred Stock shall initially be $0.50 and shall be adjusted from time to time in accordance with the provisions of this Section 3. For purposes of this resolution, the "conversion rate" per share of Convertible Preferred Stock shall initially be 170 shares of Conversion Stock and shall be adjusted from time to time in accordance with the provisions of this
Section 3. Each share of Convertible Preferred Stock may be converted in whole or in part.

     (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

      Except as otherwise described in Section 3(i) or in this paragraph, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears, or on account of any dividend on the Conversion Stock issued upon conversion shall be made by the Corporation upon the conversion of any shares of Convertible Preferred Stock at the option of the holder, including, without limitation, the special conversion rights provided in Section 4. The holder of record of shares of Convertible Preferred Stock on a dividend record date who surrenders such shares for conversion during the period between such dividend record date and the corresponding Dividend Payment Date will be entitled to receive the dividend on such Dividend Payment Date notwithstanding the conversion of such shares; provided, however, that unless such shares, prior to such surrender, had been called for redemption on a redemption date during the period between such dividend record date and the Dividend Payment Date, such shares must be accompanied, upon surrender for conversion, by payment from the holder to the Corporation of an amount equal to the dividend payable on such shares on that Dividend Payment Date.

      The Corporation shall, as soon as practicable after such surrender of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, delivered at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

      (c) Adjustment of Conversion Price and Conversion Rate. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock, and the conversion rate at which shares of Conversion Stock are issuable upon conversion of Convertible Preferred Stock, shall be subject to adjustment in certain events including, without duplication, the following:

           (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock to all holders of its
     Common Stock, the conversion price in effect at the opening of business on the business day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting or included in such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the
     Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this paragraph (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

           (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (iv) Subject to the last sentence of this paragraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph (ii) of this
     Section 3(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (i) of this Section 3(c)), the conversion price in effect on the day following the date fixed for the payment of such distribution (the date fixed for payment being referred to as the "Reference Date") shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share of Common Stock pursuant to paragraph (vi) of this Section 3(c). For purposes of this paragraph
     (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any conversion price reduction required by this paragraph (iv)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by paragraph (i) or (ii) of this Section 3(c)), except (1) the Reference Date of such dividend or distribution as defined in this paragraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of paragraphs (i) and (ii) of this
     Section 3(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (i) of this Section 3(c).

           (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock in cash (excluding (A) cash that is part of a distribution referred to in paragraph (iv) above and (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraphs (i), (ii),
     (iii), (iv) and (v) of this Section 3(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock as of the trading day next preceding the date of declaration of such dividend, the conversion price in effect immediately prior to the opening of business on the day following the date fixed for the payment for such distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Section 3(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock, and the denominator of which shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

           (vi) For the purpose of any computation under paragraph (ii), (iii), (iv) or (v) of this Section 3(c) or Section 3(d), the Market Price per share of Common Stock on any date shall be deemed to be the average of the Market Prices for the five consecutive trading days ending with and including the date in question;
     provided,  however,  that (A)  if  the  "ex"  date  (as
     hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (i), (ii), (iii), (iv) or (v) above ("Other Event") occurs after the fifth trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Market Price for each trading day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Market Price for each trading day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the Market Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this
     Section 3(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchanges or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. As used in this
     Section 3(c) or in Section 3(d), the term "Market Price" of the Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case reported on the American Stock Exchange ("AMEX") Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the National Market Tier of The Nasdaq Stock Market ("Nasdaq NMS") or, if not listed or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation.

           (vii) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (viii)      Whenever  the  conversion  price  is
     adjusted as herein provided:

                 (A)      the  Corporation  shall  make   an
          appropriate corresponding proportional adjustment to the conversion rate which shall become effective when the adjustment to the conversion price becomes effective;

                (B)      the  Corporation shall compute  the
          adjusted conversion price and conversion rate and shall prepare a certificate signed by a Vice President or the Treasurer of the Corporation setting forth the adjusted conversion price and conversion rate and showing in reasonable detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                (C)      as  soon as practicable  after  the
          adjustments, the Corporation shall mail to all record holders of Convertible Preferred Stock at their last addresses as they shall appear in stock transfer books of the Corporation a notice stating that the conversion price and conversion rate have been adjusted and setting forth the adjusted conversion price and conversion rate.

           (ix) The Corporation from time to time may reduce the conversion price or increase the conversion rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors has made a determination that such reduction (or increase) would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced (or the conversion rate increased) pursuant to the preceding sentence, the Corporation shall mail to the record holders of Convertible Preferred Stock a notice of the reduction (or increase) at least fifteen (15) days prior to the date the reduced conversion price (or increased conversion rate) takes effect, and such notice shall state the reduced conversion price (or increased conversion rate) and the period it will be in effect.

      (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at such time by the holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall either
(i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Market Price for the shares of Common Stock as of the day of such conversion or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Corporation should so elect so to aggregate and sell such fractional shares, it shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares.

     (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger or another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such transaction provided, however, that if the holders of Common Stock were entitled by the terms of the transaction to make an election to receive securities, cash or property, or any combination of the foregoing, lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash or other property receivable upon such transaction by a holder of the number of shares of Common Stock who made one of the elections provided for in such transaction (as determined by the Board of Directors, whose determination shall be conclusive) into which such share might have been converted immediately prior to such transaction. The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such shares or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituting document to establish such right. Such certificate or articles of incorporation or other constituting document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituting document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The above provisions shall similarly apply to successive transactions of the foregoing type.

      (f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued Common Stock and/or Common Stock held in treasury, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of
Delaware, in good faith and as expeditiously as possible, endeavor to cause the authorized number of shares of Common Stock to be increased (or combine or repurchase its outstanding shares of Common Stock) if at any time the number of shares of authorized and unissued Common Stock and/or Common Stock held in treasury, shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

      If any shares of Common Stock required to be reserved for the purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, for so long as the Common Stock continues to be so listed.

     (g)     Prior Notice of Certain Events.  In case:

               (i) the Corporation shall (A) declare any dividend (or any other distribution) on its Common Stock, other than (1) a dividend payable in shares of Common Stock or (2) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                (ii)     the Corporation shall authorize the
          granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                (iii)      of any reclassification of Common
          Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Corporation is converted into other securities, cash or other property; or

                (iv)      of  the  voluntary or  involuntary
          dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the
Corporation, at least fifteen (15) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

       (h) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in
Section 3(c)(iv) or 3(c)(v) (including, without limitation, dividends or distribution referred to in the last sentence of Section 3(c)(iv)), the holder of each share of Convertible Preferred Stock upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets as distributed applicable to one share of Common Stock; provided, however, that at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, which determination shall be conclusive). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     (i)     Mandatory Conversion Right.

           (i) At any time after November 20, 1997, and provided that the Corporation is current in the payment of dividends on the Convertible Preferred Stock to the Mandatory Conversion Date, the Corporation may, at its option, require the conversion of all the outstanding shares of Convertible Preferred Stock. The Corporation may exercise this option only if for twenty (20) trading days within any period of thirty (30) consecutive trading days, including the last trading day of such period, the Current Market Price (as defined in subparagraph (iii) below) of the Common Stock equals or exceeds 150% of the current conversion price of the Convertible Preferred Stock, such conversion price to be subject to adjustments in the same manner and for the same events as the conversion price in Section 3. In order to exercise its mandatory conversion option, the Corporation must issue a press release for publication on the Dow Jones News Service, Reuters, Bloomberg, or other widely disseminated publicly available financial news service, announcing the effective date of the mandatory conversion of the Convertible Preferred Stock (the "Mandatory Conversion Date") prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to November 20, 1997. The press release shall announce the Mandatory Conversion Date and provide the current conversion price, current conversion rate and Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Effective on the Mandatory Conversion Date, all of the issued and outstanding shares of Convertible Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock at such current conversion price and current conversion rate set forth in such press release in the manner provided in this Section 3. Effective as of the close of business on the Mandatory Conversion Date, the shares of Convertible Preferred Stock shall no longer be deemed to be issued and outstanding and certificates evidencing such Stock shall solely evidence the right to receive the shares of Common Stock issuable in such conversion.

           (ii) Notice of the exercise of the Mandatory Conversion Right will be given by first-class mail to the record holders of the Convertible Preferred Stock not more than four (4) business days after the Corporation issues the press release. The Mandatory Conversion Date will be a date selected by the Corporation not less than thirty (30) nor more than sixty (60) days after the date on which the Corporation issues the press release announcing its intention to exercise its Mandatory Conversion Right.

           (iii) The term "Current Market Price' of the Common Stock for any day means the reported closing bid price, regular way, on such day, as reported on the AMEX, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq NMS or, if the Common Stock is not quoted or admitted to trading on such quotations system, on the principal quotation system in which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive.

     Section 4.     Special Conversion Rights.

      (a) Change of Control. Upon the occurrence of a Change of Control (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have the right, at the holder's option, for a period of thirty (30) days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's Convertible Preferred Stock into Common Stock of the Corporation at an adjusted conversion price per share equal to the Special Conversion Price (as defined in Section 4(e)). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holder with cash equal to the Market Value (as defined in Section 4(e)) of the Common Stock multiplied by the number of shares of Common Stock into which such
Convertible Preferred Stock would have been convertible immediately prior to such Change of Control at an adjusted conversion price equal to the Special Conversion Price. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any Convertible Preferred Stock. Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible pursuant to Section 3 at the conversion price and conversion rate in effect immediately before the effective date of the Change of Control, subject to subsequent adjustment as provided in Section 3(c).

      (b) Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in Section 4(e)) with respect to the Corporation, each holder of Convertible Preferred Stock shall have a special conversion right, at the holder's option, for a period of thirty (30) days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's Convertible Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such Convertible Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price.

      (c) Notice. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within thirty (30) days after such occurrence, the Corporation shall mail to each holder of Convertible Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

           (i) the event constituting the Change of Control or Fundamental Change;

           (ii)      the  date  upon  which  the  applicable
     special conversion right will terminate;

          (iii)     the Special Conversion Price;

           (iv) the conversion price and conversion rate then in effect under Section 3 and the continuing conversion rights, if any, under Section 3;

           (v) the name and address of the paying agent and conversion agent;

            (vi) that holders who want to convert Convertible Preferred Stock must satisfy the requirements of Section 4(d) and must exercise such conversion right within the thirty (30)-day period after the mailing of such notice by the Corporation;

           (vii) that exercise of such conversion right shall be irrevocable and no dividends on the
     Convertible Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

           (viii) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all Convertible Preferred Stock tendered for conversion.

      (d) Exercise Procedures. A holder of Convertible Preferred Stock must exercise the special conversion right within the thirty (30)-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance
with   Section   3(b)  to  the  extent  the  procedures   in
Section 3(b) are consistent with the special provisions of this Section 4. Exercise of such conversion right shall be irrevocable and no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears shall be made by the Corporation upon exercise of such conversion right. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the thirtieth (30th) day after the mailing of the Special Conversion Notice.

      Convertible Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless converted, remain convertible pursuant to Section 3 into the kind and amount of cash, securities, property or other assets that the holders of the Convertible Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the Convertible Preferred Stock immediately before the effective date of the Fundamental Change, subject to subsequent adjustment under the provisions contemplated by Section 3(c), if applicable.

      (e) Definitions. The following definitions shall apply to terms used in this Section 4:

           (i) A "Change of Control" with respect to the Corporation shall be deemed to have occurred at the first time after the Issue Date that any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act)), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of either
     (A)  50% or more of the shares of Common Stock  of  the
     Corporation   then   outstanding  or   (B)   securities
     representing  50% or more of the combined voting  power
     of   the  Voting  Stock  (as  defined  below)  of   the
     Corporation then outstanding; provided a Change of Control shall not be deemed to have occurred with
     respect   to   any  transaction  that   constitutes   a
     Fundamental Change. As used herein, a person shall be deemed to have "beneficial ownership" with respect to,
     and   shall  be  deemed  to  "beneficially  own,"   any
     securities  of  the  Corporation  in  accordance   with
     Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the sixty (60)-day limitation referred to in Rule 13d-3 and, provided further, that a beneficial owner of Convertible Preferred Stock shall not be deemed to beneficially own the Common Stock into which such Convertible Preferred Stock is convertible solely by reason of ownership of the Convertible Preferred Stock. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. An "Associate" of a person means (i) any corporation or
     organization,  other  than  the  Corporation   or   any
     subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of the person or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

           (ii)      "Exchange  Act"  means  the  Securities
     Exchange Act of 1934, as amended, and as in effect on the date hereof.

           (iii) A "Fundamental Change" with respect to the Corporation means (A) the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (B) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (1) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (2) any consolidation or merger of the Corporation immediately prior to such transaction own, directly or indirectly, (x) 50% or more of the common stock of the surviving corporation (or of the ultimate parent of such surviving corporation) outstanding at the time immediately after such consolidation or merger and (y) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or for the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all" as used in this definition in reference to the Common Stock shall mean 66% or more of the aggregate outstanding amount of Common Stock.

          (iv) "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           (v) The "Special Conversion Price" shall mean the lesser of the Market Value of the Common Stock and the prevailing conversion price.

          (vi) The "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales prices per share of such Marketable Stock during the first five business days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange ("NYSE"), the AMEX, the Nasdaq NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

           (vii) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the NYSE, the AMEX, the Nasdaq NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

      Section 5. General Class and Series Voting Rights. The Convertible Preferred Stock shall have the following voting rights in addition to (i) any special voting rights specifically required by the laws of the State of
Delaware,(ii) as are provided in Section 6 and (iii) as provided by the provisions of this Restated Certificate of Incorporation of the Corporation:

      (a) So long as any shares of Convertible Preferred Stock remain outstanding, the holders of Convertible Preferred Stock will be entitled to receive notice of any meeting of, and solicitation of any consent from the holders of Common Stock and to vote with the holders of Common Stock on, and to consent to all matters on which the holders of Common Stock are entitled to vote or consent to, respectively. Each share of Convertible Preferred Stock shall be entitled to cast the same number of votes as the full number of shares of Common Stock that are then issuable upon conversion thereof.

      (b) So long as any shares of Convertible Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

           (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section 5) to the Convertible Preferred Stock; or

           (ii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Restated Certificate of Incorporation or of these resolutions which would alter, change or repeal the powers, preferences, or special rights of the shares of the Convertible Preferred Stock so as to affect them adversely.

     (c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or sufficient funds and/or shares of Common Stock shall have been deposited in trust to effect such redemption.

      (d) For purposes of this resolution, any class or series of stock of the Corporation shall be deemed to rank:

           (i) prior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Stock;

            (ii) on a parity with the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as of the date of adoption of this resolution. The Series A, Series B, Series E and Series F Preferred Stock are on a parity with the Convertible Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up; and

           (iii) junior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Common Stock or if the holders of the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

     Section 6.     Default Voting Rights.

      (a) Election of Directors. Whenever, at any time or times, dividends payable on the shares of Convertible Preferred Stock shall be in arrears in an amount equal to at least three semi-annual dividends (whether or not consecutive and whether payable in cash or shares of Convertible Preferred Stock), the holders of the outstanding shares of Convertible Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Corporation.

       (b) Vote Per Share. At elections for such directors, each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock held. Upon the vesting of such right with the holders of Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two, which shall be of the class or classes selected by the Corporation's Board of
Directors which has the least number of director positions then currently filled, and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Convertible Preferred Stock as hereinafter set forth. The right of the holders of Convertible Preferred Stock, voting separately as a class to elect members of the Board of Directors of the Corporation shall continue until such time as all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned, and the term of office of all directors so elected shall terminate also.

      (c) Meetings. Whenever the voting right described in subsection (a) above shall have vested in the holders of the Convertible Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Convertible Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

      (d) Call of Meeting. At any time when the voting right described in subsection (a) above shall have vested in the holders of the Convertible Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Convertible Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of the shares of the Convertible Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (d). Any holder of the Convertible Preferred Stock shall have access to the share transfer books of the Corporation as permitted under the Delaware General Corporation Law for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), however, no such special meeting shall be held during a period within sixty (60) days immediately preceding the date fixed for the next annual meeting of stockholders.

     (e) Quorum. At any meeting held for the purpose of electing directors at which the holders of the Convertible Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of the Convertible Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of the Convertible Preferred Stock for the election of directors. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Convertible
Preferred Stock and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Convertible Preferred Stock and (ii) in the absence of a quorum of the holders of the Convertible Preferred Stock, a majority of the holders present in person or by proxy of the Convertible Preferred Stock shall have the power to adjourn the meeting, or appropriate portion thereof for the election of directors which the holders of the Convertible Preferred Stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or the President of the Corporation shall preside at any such meeting.

      (f) Term. Each director elected by the holders of shares of Convertible Preferred Stock shall continue to serve as a director until such time as all dividends accrued and unpaid on the Convertible Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time the term of office of all persons elected as directors by the holders of shares of Convertible Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Convertible Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Convertible Preferred Stock as provided in this Section 6 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 6.

     Section 7.     Redemption Rights.

      (a) Optional Redemption. The Corporation may at its option, at any time on or after May 1, 2002, in the years indicated below, redeem (an "Optional Redemption") all, or any number less than all, of the outstanding shares of Convertible Preferred Stock, provided, that the Convertible Preferred Stock may not be redeemed, in whole or in part, prior to May 1, 2002. All optional redemptions of shares of Convertible Preferred Stock shall be effected during the twelve (12) month period beginning on May 1 of the year indicated at the applicable redemption prices set forth below:

                                        Redemption Price
                Year                        Per Share
                2002                           $  90.00
                2003                              88.33
                2004                              86.67
                2005                              85.00

and thereafter at $85.00 per share, plus, in each case, an amount equal to all dividends (whether or not declared) accrued and unpaid on such share of Convertible Preferred Stock to the date fixed for redemption (the price from time to time to redeem the Convertible Preferred Stock excluding any dividends (whether or not declared) accrued and unpaid, is referred to herein as the "Redemption Price").

       (b) Mandatory Redemption. Each issued and outstanding share of Convertible Preferred Stock shall be redeemed on May 1, 2007, or the next succeeding business day (the "Mandatory Redemption") at a Redemption Price of $85.00 per share, plus all dividends (whether or not declared) accrued and unpaid on such share of Convertible Preferred Stock to the date fixed for redemption, payable in cash or, at the election of the Corporation, in shares of Common Stock ("Redemption Stock").

      (c) Accrued Dividends. The Corporation may not purchase, redeem or otherwise acquire for value any shares of Convertible Preferred Stock or shares of any other series of Preferred Stock then outstanding ranking on a parity with or junior to the Convertible Preferred Stock unless all accrued dividends on all shares of Convertible Preferred Stock then outstanding shall have been paid or declared and a sum of cash (or shares of Preferred Dividend Stock) sufficient for the payment thereof set apart. No sinking fund shall be established for the Convertible Preferred Stock.

      (d) Mandatory Redemption Price Paid in Common Stock. The Corporation may pay the Redemption Price for Convertible Preferred Stock called for Mandatory Redemption pursuant to Section 7(b) by issuing, for each full share of Convertible Preferred Stock being redeemed, to the holder thereof, such number of shares of Redemption Stock equal to the value of the Market Price averaged over the twenty (20) trading days preceding the date of notice of redemption provided for in Section 7(e). All such shares of Redemption Stock shall be duly authorized, validly issued, fully paid and non-assessable. The Corporation will not issue any fractional shares or script representing fractional shares of Common Stock upon such redemption of the Convertible Preferred Stock and, in lieu thereof, will either (i) pay a cash adjustment based on the Market Price of the Common Stock as of the last trading day prior to the Redemption Date (as hereinafter defined) or (ii) aggregate and sell all such fractional shares and distribute the proceeds to holders as provided in Section 3(d).

      For purpose of this Section 7(d), "Common Stock" shall mean the Common Stock of the Corporation or any other cash, securities or property that the holder of Convertible Preferred Stock is entitled to receive upon conversion of the Convertible Preferred Stock pursuant to Section 3(c).

      (e) Notice of Redemption. Notice of any proposed Optional or Mandatory Redemption of shares of Convertible Preferred Stock shall be mailed to each record holder of the shares of Convertible Preferred Stock to be redeemed at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall set forth the following:

          (i)     the Redemption Date;

          (ii)     the Redemption Price per share;

          (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price;

          (iv) the shares of Convertible Preferred Stock to be redeemed;

           (v) the then effective conversion price and conversion rate;

           (vi) the Market Price of the Common Stock on the last trading day prior to the date of the notice;

           (vii) whether the Corporation will pay the Redemption Price of the Convertible Preferred Stock to be redeemed by issuing shares of Common Stock as provided in subsection (d) above and, if so, the average of the Market Prices over the twenty (20) trading days preceding the date of the notice; and

           (viii) that the right of holders of shares of Convertible Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the date fixed for redemption (provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing).

      Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed ratably or by lot in a manner determined by the Board of Directors. In order to facilitate the redemption of the Convertible Preferred Stock, the Board of Directors may fix a record date for determination of holders of Convertible Preferred Stock to be redeemed, which shall not be more than thirty (30) days prior to the Redemption Date with respect thereto.

     The holder of any shares of Convertible Preferred Stock redeemed pursuant to this Section 7 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such share of Convertible Preferred Stock and (ii) transfer instrument(s) sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Convertible Preferred Stock after the Redemption Date.

     At the close of business on the Redemption Date for any share of Convertible Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 7, subject to applicable escheat laws.

      In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 3 or 4, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds, securities or other property which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof; regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Payment Date) and any shares of Common Stock reserved for issuance upon redemption of such converted shares need no longer be so reserved.

       Notwithstanding  the  foregoing  provisions  of  this
Section  7,  and  subject  to the provisions  of  Section  2 hereof; if a dividend upon any shares of Convertible Preferred Stock is past due, (i) no share of the Convertible Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Convertible Preferred Stock are simultaneously redeemed and all accrued dividends paid and (ii) the Corporation shall not purchase or otherwise acquire any shares of the Convertible Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

      Section 8. Rank; Liquidation. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 8, a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $85.00 per share of Convertible Preferred Stock then held by such stockholder, plus all dividends (whether or not declared or due) accrued and unpaid on such share to the date fixed for the distribution of assets of the Corporation to the holders of Convertible Preferred Stock. The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock, so that the holders of the Convertible Preferred Stock shall receive the full amount to which they shall be entitled before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Convertible Preferred Stock in respect of distributions upon the Liquidation of the Corporation.

      If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Convertible
Preferred Stock and any other stock of the Corporation ranking on a parity with the Convertible Preferred Stock upon Liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Convertible Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Convertible Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Convertible Preferred Stock and all other stock ranking on a parity with the Convertible Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

      The  voluntary  sale, conveyance, lease,  exchange  or
transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section 8 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

     The holder of any shares of Convertible Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 8 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Convertible Preferred Stock and
(ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

      After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

      Section 9. Payments. The Corporation may provide funds for any payment of the Redemption Price for any shares of Convertible Preferred Stock or any amount distributable with respect to any Convertible Preferred Stock under Sections 7 and 8 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000, in trust for the benefit of the holders of such shares of Convertible Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payments by the holders of such shares of Convertible Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this
Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the
deposit  arrangement  shall  require  to  be  paid  by   the
Corporation.

      Any payment which may be owed for the payment of the Redemption Price for any shares of Convertible Preferred Stock pursuant to Section 7 or the payment of any amount distributable with respect to any shares of Convertible Preferred Stock under Section 8 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which such funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable or (iii) in the case of a Mandatory Redemption the Corporation shall have deposited a sufficient amount of shares of Common Stock to pay the Redemption Price as provided in Section 7(e).

      Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within six (6) months after the establishment of the trust for such funds (or shares), then (i) such funds (or shares) shall be returned to the Corporation upon its request; (ii) after such return, such funds (or shares) shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to this payment for which such funds (or shares) shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds (or shares) shall be relieved of any responsibility for such funds (or shares) upon the return of such funds (or shares) to the Corporation.

     Section 10. Status of Reacquired Shares. Shares of Convertible Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Convertible Preferred Stock which have been redeemed pursuant to the terms of Section 7 hereof and shares of Convertible Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

      Section  11.      Preemptive Rights.  The  Convertible
Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     Section 12.     Miscellaneous.

      (a) Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any original issuance and delivery of shares of Convertible Preferred Stock or shares of Common Stock or Preferred Dividend Stock or Redemption Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof; and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (b) Failure to Designate Stockholder or Payee. In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion or Preferred Dividend Stock to be issued as a dividend or Redemption Stock to be issued upon redemption of such shares, should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares or such payment should be sent, the Corporation shall be entitled to register such shares and make such payment in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment, to the address of such holder shown on the records of the Corporation.

      (c) Registrar and Transfer Agent. The Corporation may appoint, and from time to time discharge and change, the registrar and transfer agent for the Convertible Preferred Stock. The initial registrar and transfer agent for the Convertible Preferred Stock shall be the Corporation.

       (d) Severability. Whenever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under  applicable law, such provision shall  be  ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.